Exhibit 99.1

                                              Wall Street Strategies Corporation


[STK] WSSI
[IN] FIN PUB OTC
[SU] BCY
TO BUSINESS EDITOR:


          Wall Street Strategies Files for Bankruptcy Court Protection

                     Normal Operations Expected to Continue


     NEW YORK, March 25 /PRNewswire-FirstCall/ -- Wall Street Strategies Corporation (OTC Bulletin Board: WSSI) announced today that it and its wholly-owned subsidiary, Wall Street Strategies, Inc., have, effective March 12, 2003, filed a voluntary petition in bankruptcy for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.

     As a provider of investment research and information services for institutional and individual investors and financial professionals, the Company has experienced declining sales primarily attributable to the downturn in the U.S. equity markets and the economy as a whole. While current subscribers for the Company's free and paid information services currently number over 18,500, these difficult market conditions have severely limited the Company's ability to execute its business strategy of attracting new paying subscribers and diversifying existing revenue streams. "We believe the filing of this petition will allow us to continue to operate our business while we focus on our strategic plan, restructure our finances and reduce our debt," stated Charles Payne, founder and Chief Executive Officer of the Company.

     "While this has been an especially difficult period for the stock market in general and the Company, in particular, we believe that there exist opportunities for the Company to re-assert its business model," stated Daliah Amar, Chief Operating Officer of the Company. Recent regulatory developments redefining how Wall Street firms provide research services may create an opportunity for providers of independent research. "This is the type of research that our Company has been providing since 1991 and despite the recent difficulties, we believe that the Company still maintains its reputation as a credible and reliable source of independent thinking," added Payne.

     "We intend to continue normal operations while focusing on restoring the Company's financial health during this upcoming reorganization period," stated Amar. Over the past two years, the Company has attracted subscribers from 63 countries and continued to increase its media coverage. "The Company will emerge from bankruptcy as quickly as possible, ready to face the challenges ahead," stated Payne.

     About Wall Street Strategies Corporation

     Wall Street Strategies Corporation, through its wholly-owned subsidiary, Wall Street Strategies, Inc., provides investment research and information services for individual and institutional investors and financial professionals, including brokerage firms and their clients, investment banks and their clients, and mutual fund and portfolio managers. Wall Street Strategies, Inc., which was founded in 1991 by Charles V. Payne, delivers its products, including financial and market information, analysis, advice and commentary, to paying subscribers through a variety of media including fax, e-mail, newsletters and traditional mail.

     Forward-Looking Statements

     This document includes certain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and are subject to risks and uncertainties, including changes in circumstances. Actual results may differ materially from these expectations due to the Company's bankruptcy proceeding, as well as other factors, including, but not limited to, general economic and industry conditions, changes in competition, changes in accounting principles, policies or guidelines, the Company's financial leverage, changes in legislation or regulation and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. More detailed information about those factors that may cause actual results to differ materially from management's expectations is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update these forward-looking statements.


SOURCE  Wall Street Strategies Corporation
   -0-                             03/25/2003
   /CONTACT: Daliah Amar, Chief Operating Officer of Wall Street Strategies, +1-212-514-9500, daliah.amar@wstreet.com/
   /Web site:  http://www.wstreet.com /
   (WSSI)


CO:  Wall Street Strategies Corporation; Wall Street Strategies, Inc.
ST:  New York
IN:  FIN PUB OTC
SU:  BCY






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